SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
pursuant to Section 13 or 15(d)
of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 25, 2005

SONICWALL, INC.

(Exact name of registrant as specified in its charter)

California	000-27723	77-0270079
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1143 Borregas Avenue
Sunnyvale, California 94089
(408) 745-9600
(Address, including zip code and telephone number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT 99.1

ITEM 4.02(a). NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW.

On April 25, 2005, management of SonicWALL, Inc. (the "Company"), and the Audit Committee of the Board of Directors of the Company, concluded that the Company's financial statements reported on Form 10-K for the fiscal year ending December 31, 2004 should no longer be relied upon because of an error in such financial statements related to an over-accrual of amounts to be paid under both the Company's 2004 sales commission plan and its 2004 employee bonus plan. In addition, the interim financial statements for each of the quarterly reports on Form 10-Q during fiscal year 2004 should no longer be relied upon because of an error in such financial statements related to changes in the accrual amounts to be paid under both the Company's 2004 sales commission plan and its 2004 employee bonus plan. This conclusion has been discussed with the Company's independent registered public accounting firm. As a result, the Company will restate its financial statements for fiscal year ended December 31, 2004 and the interim financial statements therein.

On April 26, 2005, the Company issued a press release relating to these matters, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit
Number	Description
99.1	Press release, dated April 26, 2005, entitled “SonicWALL Announces Q1 2005 Earnings Release Delay Due to Pending Restatement of Fiscal Year 2004 Results.”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONICWALL, INC

	By:	/s/ Robert D. Selvi Chief Financial Officer

Dated: May 2, 2005

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release, dated April 26, 2005, entitled “SonicWALL Announces Q1 2005 Earnings Release Delay Due to Pending Restatement of Fiscal Year 2004 Results.”